Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,500,000.00	09-30-2016	04-30-2018	8197223	UG		***

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	RELIV' INTERNATIONAL, INC.; RELIV', INC.; RELIV' WORLD CORPORATION; and SL Technology, Inc. 136 Chesterfield Industrial Boulevard Chesterfield, MO 63005	Lender:	Enterprise Bank & Trust St. Peters 300 St. Peters Centre Boulevard St. Peters, MO 63376

Principal Amount: $3,500,000.00	Date of Agreement: September 30, 2016

DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated September 30, 2015 in the original amount of $3,500,000.00, as amended (the "Note").

DESCRIPTION OF COLLATERAL. collateral described in a Deed of Trust and an Assignment of Rents dated September 30, 2015 on real property known as 136 Chesterfield Industrial Boulevard, Chesterfield, MO 63005, and collateral described in an Assignment of Life Insurance Policy dated September 30, 2015 and four (4) Commercial Security Agreements each dated September 30, 2015. Failure to identify collateral for this Note shall not constitute a waiver of such collateral.

DESCRIPTION OF CHANGE IN TERMS. The Note shall be amended and modified as follows: The maturity date shall be extended from September 30, 2016 to April 30, 2018.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 30, 2018. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 30, 2016, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE IINTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is rate per annum equal to the ICE London Interbank Offered Rate in United State dollars for a thirty (30) day period as it appears in the Wall Street Journal, Money Rates Section, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. The initial LIBOR Rate applicable hereunder shall be the LIBOR Rate in effect on the first Business Day of the calendar month in which this Note is dated. The LIBOR Rate shall be adjusted on that date which is thirty (30) days following the date of this Note. And again subsequently adjusted on every thirty (30) day anniversary period occurring thereafter until all indebtedness owing under the Note is paid in full using the LIBOR Rate in effect on the first Business Day of the calendar month in which each LIBOR Rate adjustment occurs. As used herein "Wall Street Journal Money Rates Section” means the display page currently so designated on the Wall Street Journal Money Rates Section (or such other page or such other service as may replace Wall Street Journal Money Rates Section). Notwithstanding the foregoing, in no event shall the LIBOR Rate be deemed to be less than zero. As used herein "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday in which banks are authorized or required to be closed for the conduct of commercial banking business in St. Louis, Missouri. Lender's internal records of applicable interest rates shall be determinative in the absence of manifest error. The independent index described herein sometimes referred to as the index (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.494% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the “IINTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 2.744%. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on the loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in the loan documents.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ELECTRONIC TRANSMISSION OF SIGNATURE. This Change in Terms Agreement may be signed and transmitted electronically by facsimile machine or telecopier; the signature of any person on an electronically including without limitation, as a portable digital format document (.pdf) or facsimile transmitted copy hereof shall be considered an original signature; and an electronically or facsimile transmitted copy hereof shall have the same binding effect as an original signature on an original document. At the request of any party hereto, any electronic, facsimile or telecopy copy of this Change in Terms Agreement shall be re-executed in original form. No party hereto may raise the use of electronic mail, a facsimile machine or telecopier or the fact that any signature was transmitted through the use of electronic mail or a facsimile or telecopier as a defense to the enforcement of this Change in Terms Agreement.

CHANGE IN TERMS AGREEMENT

Loan No: 8197223	(Continued)	Page 2

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

RELIV' INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' INTERNATIONAL, INC.		Steven D. Albright, Chief Financal Officer of RELIV' INTERNATIONAL, INC.

RELIV', INC.

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV', INC.		Steven D. Albright, Chief Financial Officer of RELIV', INC.

By:	/s/ Brett M. Hastings
Brett Hastings, Chief Operating Officer of RELIV', INC.

RELIV' WORLD CORPORATION

By:	/s/ Ryan A. Montgomery	By:	/s/ Steven D. Albright
Ryan A. Montgomery, President of RELIV' WORLD CORPORATION		Steven D. Albright, Chief Financial Officer of RELIV' WORLD CORPORATION

SL TECHNOLOGY, INC.

By:	/s/ Steven D. Albright	By:	/s/ Brett M. Hastings
Steven D. Albright, Treasurer of SL Technology, Inc.		Brett Hastings, Secretary of SL Technology, Inc.

LENDER:

ENTERPRISE BANK & TRUST

By:	/s/ Kenneth R. Gumper, Jr., SVP
Authorized Officer